UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022 (December 15, 2022)

ARCA biopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10170 Church Ranch Way Suite 100
Westminster, Colorado		80021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 940-2200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ABIO	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On December 15, 2022, the Board of Directors (the “Board”) of ARCA biopharma, Inc. (the “Company”) elected James Flynn, as a director of the Company. Mr. Flynn was elected for a term expiring at the Company’s 2025 annual stockholders’ meeting. A copy of the press release announcing Mr. Flynn’s appointment is attached hereto as Exhibit 99.1, the contents of which are incorporated herein by reference.

Mr. Flynn is currently a Managing Member and Portfolio Manager of Nerium Capital LLC, an investment adviser he founded in 2021. Nerium Capital LLC is the General Partner of Nerium Partners LP, a healthcare focused investment partnership. Mr. Flynn also currently serves as a Board Member for Axiom Health, a provider of software and big-data solutions to the healthcare industry, since 2022, and has been an advisor to the company since 2020. From 2017 to 2018, Mr. Flynn worked as a therapeutics analyst at Aptigon Capital (a Citadel Company), an investment firm. Prior to that, from 2003 to 2017, Mr. Flynn served in various roles at Amici Capital, LLC, an investment firm, including healthcare portfolio manager (2008 to 2017). From 2002 to 2003, Mr. Flynn worked in the credit research/high yield group at Putnam Investments, an investment firm. Mr. Flynn earned a S.B. degree in Management Science with a concentration in Finance and a minor in Economic Science from the Massachusetts Institute of Technology (MIT). Mr. Flynn is a Chartered Financial Analyst (CFA) charterholder.

In June 2022, the Company entered into a Cooperation Agreement with Cable Car Capital LLC and its affiliates that includes, among other terms, customary standstill provisions and the right for Cable Car to nominate an additional director nominee at the Company’s 2022 Annual Stockholder Meeting. The Company and Cable Car initiated a process and subsequently identified a mutually acceptable second independent director, Mr. Flynn, to join the Company’s Board of Directors. Mr. Flynn was elected as Director at the 2022 annual meeting of stockholders.

On December 15, 2022, pursuant to the Company’s Director Compensation Policy, the Company also granted Mr. James Flynn an option to purchase 12,000 shares of common stock at an exercise price of $2.32 per share, the closing price of the Company’s common stock on The NASDAQ Capital Market on December 15, 2022. The option is subject to the terms and conditions of the Company’s 2020 Equity Incentive Plan (the “Plan”) and the Company’s standard forms of Stock Option Agreement and Option Grant Notice under the Plan. The option vests in 36 equal monthly installments beginning on December 15, 2022, assuming Mr. Flynn’s continued service on the Board for such periods.

On the same day, the Company also approved paying compensation to its existing non-employee directors, pursuant to the Company’s Director Compensation Policy, by granting to Dr. Linda Grais, Dr. Anders Hove, Mr. Robert Conway, Mr. Daniel Mitchell, Dr. Raymond Woosley and Mr. Jacob Ma-Weaver options to purchase 6,000 shares of common stock at an exercise price of $2.32 per share, the closing price of the Company’s common stock on December 15, 2022. The options are subject to the terms and conditions of the Plan and the Company’s standard forms of Stock Option Agreement and Option Grant Notice for the Plan. The options vest in 12 equal monthly installments beginning on December 15, 2022, assuming Dr. Grais’, Dr. Hove's, Mr. Conway’s, Mr. Mitchell’s, Dr. Woosley’s and Mr. Ma-Weaver's continued service on the Board for such periods.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 15, 2022, the Company held the 2022 Annual Meeting at which the Company’s stockholders voted upon (i) the election of Company nominees, Drs. Linda Grais and Anders Hove and Mr. James Flynn, to the Board for a three-year term ending at the 2025 Annual Meeting of Stockholders, (ii) the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and (iii) the approval of, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

The stockholders elected the director nominees, ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and approved the resolution concerning the advisory vote on the compensation of the Company’s named executive officers. The tabulation of votes cast with respect to each matter voted upon, as applicable, was as follows:

1. Election of Directors:

Nominee	For	Withheld	Broker Non-Votes
Dr. Linda Grais	5,625,386	192,401	3,296,871
Dr. Anders Hove	5,331,324	486,463	3,296,871
Mr. James Flynn	5,616,593	201,194	3,296,871

2. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstentions	Broker Non-Votes
8,980,366	116,906	17,386	—

3. Executive Compensation:

For	Against	Abstentions	Broker Non-Votes
5,301,245	456,787	59,755	3,296,871

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “James Flynn Joins ARCA biopharma Board of Directors” dated December 19, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA biopharma, Inc. (Registrant)

Date:	December 19, 2022	By:	/s/ C. Jeffrey Dekker
Name: C. Jeffrey Dekker Title: Chief Financial Officer